EXHIBIT 3

ASSIGNMENT AGREEMENT

ASSIGNMENT AGREEMENT (this “Assignment”) dated as of October 6, 2011, by and among Thomas H. Lee (Alternative) Fund VI, L.P. (the “THL Party”) and THL FBC Equity Investors, L.P., Thomas H. Lee (Alternative) Parallel Fund VI, L.P. and Thomas H. Lee (Alternative) Parallel (DT) Fund VI, L.P. (collectively, the “THL Transferees” and, together with the THL Party, the “THL Funds”).  Capitalized terms used but not defined herein have the meaning ascribed to them in the Investment Agreement (defined below).

BACKGROUND

WHEREAS, the THL Party is party to an Amended and Restated Investment Agreement, dated as of July 14, 2011, as may be amended (the “Investment Agreement”) whereby the THL Parties agree to purchase the Acquired Common Stock of First BanCorp, a Puerto Rico chartered financial holding company (the “Company”);

WHEREAS, the THL Party may assign its rights to acquire the Acquired Common Stock to one or more of its affiliates pursuant to Section 12.6 of the Investment Agreement;

WHEREAS, the THL Party desires to assign its rights to acquire the Acquired Common Stock to the THL Transferees;

NOW, THEREFORE, for good and valuable consideration, receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, hereby agree as follows:

1.      The THL Transferees acknowledge receipt of a copy of the Investment Agreement and, after review and examination thereof, agree to be bound by all the obligations of the THL Party and entitled to all rights of the THL Party pursuant to the Investment Agreement.

2.      This Assignment and any dispute related hereto or to the subject matter hereof shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles (whether of the State of New York or any other jurisdiction) that would apply the laws of any jurisdiction other than the State of New York.

[SIGNATURE PAGE TO ASSIGNMENT AND JOINDER AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date shown on the first page of this Assignment.  This Assignment may be executed in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

THOMAS H. LEE (ALTERNATIVE) FUND VI, L.P.

By:	THL ADVISORS (ALTERNATIVE) VI, L.P. its general partner
By:	THOMAS H. LEE ADVISORS (ALTERNATIVE) VI, L.P., its general partner

By:	/s/ Thomas Hagerty
	Name:	Thomas Hagerty
	Title:	Director

THL TRANSFEREES

THOMAS H. LEE (ALTERNATIVE) PARALLEL FUND VI, L.P.

By:	THL ADVISORS (ALTERNATIVE) VI, L.P. its general partner
By:	THOMAS H. LEE ADVISORS (ALTERNATIVE) VI, L.P., its general partner

By:	/s/ Thomas Hagerty
	Name:	Thomas Hagerty
	Title:	Director

THOMAS H. LEE (ALTERNATIVE) PARALLEL (DT) FUND VI, L.P.

By:	THL ADVISORS (ALTERNATIVE) VI, L.P. its general partner
By:	THOMAS H. LEE ADVISORS (ALTERNATIVE) VI, L.P., its general partner

By:	/s/ Thomas Hagerty
	Name:	Thomas Hagerty
	Title:	Director

THL FBC EQUITY INVESTORS, L.P.

By:	THL ADVISORS (ALTERNATIVE) VI, L.P. its general partner
By:	THOMAS H. LEE ADVISORS (ALTERNATIVE) VI, L.P., its general partner

By:	/s/ Thomas Hagerty
	Name:	Thomas Hagerty
	Title:	Director